Exhibit 10.37

January 30, 2025

To: Richard Dierker

From: Penry Price

CC: Matt Farrell, Rene Hemsey, Cathy Matus

Confirmation of Promotion effective dated April 2, 2025

Congratulations!

I am thrilled to confirm your appointment to the position of President and Chief Executive Officer as of April 2, 2025.

Base Salary – $1,075,000

Bonus Target % – 125%

Bonus Target Amount – $1,343,750

Total Cash Compensation at Target – $2,418,750

LTI Target % – 659%

LTI Target Amount – $7,084,250

Total Remuneration at Target – $9,503,000

Salary Grade – US Grade Elected Officer

	Current	New	$ Change	% Change
Base Salary	$726,600	$1,075,000	$348,400	48%
Bonus Target %	95%	125%
Bonus Target $	$690,270	$1,343,750	$653,480	95%
Total Compensation at Target	$1,416,870	$2,418,750	$1,001,880	71%
LTI Target %	320%	659%
LTI Target $	$2,325,120	$7,084,250	$4,759,130	205%
Total Remuneration at Target	$3,741,990	$9,503,000	$5,761,010	154%

You will receive the 2025 Annual Long-Term Incentive grant based on your new compensation on March 3, 2025 with a grant date fair value of $7,084,250.

I look forward to seeing the continued impact you will have on the business.

Sincerely,

Penry